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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Time Warner Inc., Time Warner Capital I, Time Warner Capital II and Time Warner Capital III on Form S-3 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. date May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
August 2, 1995